Exhibit 99.1

News Release

Investor Contact:

Taylor Hudson

+1 603.430.5397

thudson@spragueenergy.com

SPRAGUE RESOURCES LP REPORTS FOURTH QUARTER AND FULL YEAR 2014 RESULTS

Portsmouth, NH (March 13, 2015) – Sprague Resources LP (“Sprague”) (NYSE: SRLP) today reported its financial results for the fourth quarter and twelve months ended December 31, 2014.

On December 9, 2014 Sprague acquired all of the equity interests in Kildair Service Ltd (“Kildair”) through the purchase of the equity interests of Sprague Canadian Properties LLC, the sole owner of Kildair shares. The acquisition was a transfer of an entity under Sprague’s majority owner’s common control. As a result, the following discussion of financial results and the accompanying financial tables have been recast by including the historical financial results of Kildair for all periods that were under common control, which commenced on October 1, 2012.

“Sprague’s businesses generated strong results in the fourth quarter of 2014, completing one of the best years in our long history. In addition to raising our distribution for the 3rd consecutive quarter, representing 10.9% year-over-year growth, Sprague’s 2014 financial performance enabled us to end the year with distribution coverage in excess of 2.1 times,” announced David Glendon, President and Chief Executive Officer. “Our team also successfully completed the purchase of Metromedia Energy, Castle Oil and Kildair in the fourth quarter. These acquisitions, in addition to the Hess commercial fuel contracts, and our exclusive terminal agreements in Providence and New Haven, have all combined to enhance Sprague’s platform and solidify our status as a premier energy marketer and terminal operator from Washington, D.C. to Quebec, Canada,” said Mr. Glendon.

“Considering a full year contribution from each of the acquisitions Sprague made this past year, we are issuing a 2015 adjusted EBITDA guidance range between $100 and $115 million,” added Mr. Glendon.

Fourth Quarter 2014 Highlights

•	Adjusted gross margin was $69.7 million for the fourth quarter of 2014, compared to adjusted gross margin of $57.0 million for the fourth quarter of 2013.

•	Adjusted EBITDA was $30.0 million for the fourth quarter of 2014, compared to pro forma adjusted EBITDA of $28.7 million for the fourth quarter of 2013.

•	Net sales were $1.2 billion for the fourth quarter of 2014, compared to net sales of $1.3 billion for the fourth quarter of 2013.

•	Net income on a GAAP basis was $65.6 million for the fourth quarter of 2014, compared to a pro forma net loss of $34.0 million for the fourth quarter of 2013. Net income on a GAAP basis per common unit was $3.13 in the fourth quarter of 2014.

Sprague reported distributable cash flow of $21.2 million for the fourth quarter of 2014, compared to $18.2 million, on a pro forma basis, for the fourth quarter of 2013. This represents a distribution coverage ratio of 2.2 times for the fourth quarter of 2014, and 2.1 times for the year.

EBITDA, adjusted EBITDA, pro forma adjusted EBITDA and adjusted gross margin are not prepared in accordance with United States generally accepted accounting principles (“GAAP”), and are discussed in greater detail below under “Non-GAAP Financial Measures.” Readers should refer to the financial tables provided in this news release for reconciliation to the most comparable GAAP financial measures for the three and twelve months ended December 31, 2014.

Refined Products

•	Volumes in the Refined Products segment rose 19% to 475.4 million gallons in the fourth quarter of 2014, compared to 399.5 million gallons in the fourth quarter of 2013.

•	Adjusted gross margin in the Refined Products segment increased $8.0 million, or 22%, to $44.2 million in the fourth quarter of 2014, compared to $36.2 million in the fourth quarter of 2013.

“Sprague’s Refined Products business segment posted outstanding quarterly results with higher volumes and unit margins driving adjusted gross margin 22% higher quarter-over-quarter,” said Mr. Glendon. “The purchase of Castle Oil in early December 2014 also contributed to our strong results,” added Mr. Glendon.

Natural Gas

•	Natural Gas segment volumes increased 18% to 16.2 Bcf in the fourth quarter 2014, compared to 13.7 Bcf in the fourth quarter of 2013.

•	Natural Gas adjusted gross margin increased 8% to $12.9 million for the fourth quarter of 2014, compared to $12.0 million for the fourth quarter of 2013.

“Sprague’s Natural Gas business also generated higher adjusted gross margin in the fourth quarter of 2014 compared to year ago levels,” reported Mr. Glendon. “In our first full quarter including results from our Metromedia Energy acquisition, volumes increased 18%. Unit margins were lower quarter-over-quarter as a result of warmer weather and a less volatile cash market environment, yielding fewer opportunities to generate additional margin from the optimization of Sprague’s storage and transportation assets. Despite this dynamic, our Natural Gas business was still able to post improved performance on its larger account base,” said Mr. Glendon.

Materials Handling

•	Materials Handling adjusted gross margin increased by $4.2 million, or 62%, to $10.9 million for the fourth quarter 2014, compared to the fourth quarter 2013.

“Sprague’s Materials Handling business segment delivered a 62% adjusted gross margin increase with the initiation of Kildair’s crude handling activities and higher demand from salt and newsprint customers versus the fourth quarter of 2013,” said Mr. Glendon. “Higher gypsum volumes through our facilities and an increase in asphalt volume also contributed to the quarter’s excellent results.”

On January 28, 2015, the Board of Directors of Sprague’s general partner, Sprague Resources GP LLC, announced its third consecutive distribution increase and approved a cash distribution of $0.4575 per unit for the quarter ended December 31, 2014, representing a 3.4% increase over the distribution declared for the quarter ended September 30, 2014. The distribution was paid on February 13, 2015 to unitholders of record as of the close of business February 9, 2015.

“I am proud of Sprague’s ability to deliver an exceptional 2014,” said Mr. Glendon. “In our first full year as a public company, Sprague produced outstanding results made possible by the combination of supportive market conditions and our strategic expertise in supply, logistics and marketing. In addition, the three acquisitions our team completed in the final ninety days of the year each independently add significantly to Sprague’s compelling growth potential. As we enter Sprague’s 145th year, I look forward to sharing even more good news with customers, employees and investors,” concluded Mr. Glendon.

Sprague Resources LP Schedule K-1s Now Available

Sprague has finalized 2014 tax packages for its unitholders, including Schedule K-1. The tax packages have been mailed and made available via Sprague’s website at www.spragueenergy.com under “Investor Relations > K-1 Tax Information.” For additional information, unitholders may call 855-521-8150 Monday through Friday from 8:00 AM to 5:00 PM CDT, or visit www.taxpackagesupport.com/SRLP.

Financial Results Conference Call

Management will review Sprague’s fourth quarter and full year 2014 financial results in a teleconference call for analysts and investors today, March 13th, 2015.

Date and Time:	March 13th, 2015 at 10:00 AM ET

Dial-in numbers:	(877) 474-9506 (U.S. and Canada)
(857) 244-7559 (International)

Participation Code:	69845591

The call will also be webcast live and archived on the investor relations section of Sprague’s website, www.spragueenergy.com.

About Sprague Resources LP

Sprague Resources LP is a master limited partnership engaged in the purchase, storage, distribution and sale of refined petroleum products and natural gas. Sprague also provides storage and handling services for a broad range of materials.

Non-GAAP Financial Measures

EBITDA, adjusted EBITDA, pro forma adjusted EBITDA and adjusted gross margin are used as supplemental financial measures by management and external users of Sprague’s financial statements, such as investors, commercial banks, trade suppliers and research analysts, to assess:

•	The financial performance of Sprague’s assets, operations and return on capital without regard to financing methods, capital structure or historical cost basis;

•	The ability of Sprague’s assets to generate cash sufficient to pay interest on its indebtedness and make distributions to its equity holders;

•	The viability of acquisitions and capital expenditure projects;

•	The market value of its inventory and natural gas transportation contracts for financial reporting to its lenders, as well as for borrowing base purposes; and

•	Repeatable operating performance that is not distorted by non-recurring items or market volatility.

Sprague defines EBITDA as net income before interest, income taxes, depreciation and amortization. Sprague defines adjusted EBITDA as EBITDA increased by unrealized hedging losses and decreased by unrealized hedging gains, in each case with respect to refined products and natural gas inventory and natural gas transportation contracts, and adjusted for bio-fuel excise tax credits.

Sprague defines adjusted gross margin as net sales less cost of products sold (exclusive of depreciation and amortization) increased by unrealized hedging losses and decreased by unrealized hedging gains, in each case with respect to refined products and natural gas inventory and natural gas transportation contracts.

EBITDA, adjusted EBITDA, pro forma adjusted EBITDA and adjusted gross margin are not prepared in accordance with GAAP. These measures should not be considered as alternatives to net income, income from operations, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.

Forward Looking Statements

This press release may include forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results to differ from the results predicted. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Sprague’s prospectus and filings with the United States Securities and Exchange Commission (the “SEC”), including those set forth under Item 1A, “Risk Factors” of Sprague’s Annual Report on Form 10-K and any subsequent reports Sprague files with the SEC. You are cautioned not to place undue reliance on these forward-looking statements. Sprague undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release.

(Financial Tables Below)

Sprague Resources LP

Volume, Net Sales and Adjusted Gross Margin

by Segment (Including Kildair(1))

Three Months and Year Ended December 31, 2014 and 2013

	Three Months Ended		Year Ended
	December 31,		December 31,
		2013		2013
	2014	Predecessor	2014	Predecessor
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	($ and volumes in thousands)		($ and volumes in thousands)
Volumes:
Refined products (gallons)	475,398	399,462	1,668,240	1,472,100
Natural gas (MMBtus)	16,166	13,667	54,430	51,979
Materials handling (short tons)	703	529	2,663	2,145
Materials handling (gallons)	96,474	69,678	309,834	246,708
Net Sales:
Refined products	$1,076,410	$1,182,667	$4,650,871	$4,331,410
Natural gas	104,926	82,139	359,984	304,843
Materials handling	10,908	6,733	37,776	28,446
Other operations	5,750	4,762	21,131	18,650

Total net sales	$1,197,994	$1,276,301	$5,069,762	$4,683,349

Adjusted Gross Margin: (2)
Refined products	$44,153	$36,151	$146,021	$114,744
Natural gas	12,922	11,972	55,536	40,373
Materials handling	10,925	6,730	37,811	28,430
Other operations	1,660	2,178	5,599	5,547

Total adjusted gross margin	$69,660	$57,031	$244,967	$189,094

Calculation of Adjusted Gross Margin:
Total net sales	$1,197,994	$1,276,301	$5,069,762	$4,683,349
Less cost of products sold (exclusive of depreciation and amortization)	(1,076,155)	(1,271,750)	(4,755,031)	(4,554,188)
Add: unrealized (gain) loss on inventory	241	8,487	(11,070)	4,188
Add: unrealized (gain) loss on natural gas transportation contracts	(52,420)	43,993	(58,694)	55,745

Total adjusted gross margin	$69,660	$57,031	$244,967	$189,094

1)	On December 9, 2014, the Partnership acquired all of the equity interests in Kildair through the acquisition of the equity interests of Kildair’s parent Sprague Canadian Properties LLC. As the acquisition of Kildair by the Partnership represents a transfer of entities under common control, the Consolidated and Combined Financial Statements and related information presented herein have been recast by including the historical financial results of Kildair for all periods that were under common control.
2)	Adjusted gross margin is defined as net sales less cost of products sold (exclusive of depreciation and amortization) increased by unrealized hedging losses and decreased by unrealized hedging gains, in each case with respect to refined products and natural gas inventory and natural gas transportation contracts.

Sprague Resources LP

Summary Historical Financial and Operating Data

(Including Kildair(1))

Three Months and Year Ended December 31, 2014 and 2013

	Three Months Ended		Year Ended
	December 31,		December 31,
		2013		2013
	2014	Predecessor	2014	Predecessor
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	($ in thousands)		($ in thousands)
Statement of Operations Data:
Net sales	$1,197,994	$1,276,301	$5,069,762	$4,683,349
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	1,076,155	1,271,750	4,755,031	4,554,188
Operating expenses	17,199	12,829	62,993	53,273
Selling, general and administrative	22,159	15,521	76,420	55,210
Depreciation and amortization	5,167	4,044	17,625	16,515

Total operating costs and expenses	1,120,680	1,304,144	4,912,069	4,679,186

Operating income (loss)	77,314	(27,843)	157,693	4,163
Other (expense) income	(288)	(33)	(288)	568
Interest income	168	83	569	604
Interest expense	(8,103)	(9,068)	(29,651)	(30,914)

Income (loss) before income taxes	69,091	(36,861)	128,323	(25,579)
Income tax (provision) benefit	(3,503)	1,819	(5,509)	(4,259)

Net income (loss)	65,588	(35,042)	122,814	(29,838)

Adjust: Predecessor (income) loss through October 29, 2013	—	2,470	—	(2,734)
Adjust: (Income) loss attributable to Kildair from October 29, 2013 through December 8th, 2014	(1,977)	2,338	(4,080)	2,338

Limited partners’ interest in net income (loss)	$63,611	$(30,234)	$118,734	$(30,234)

Net income (loss) per limited partner unit(3):
Common – basic	$3.13	$(1.50)	$5.88	$(1.50)
Common – diluted	$3.07	$(1.50)	$5.84	$(1.50)
Subordinated – basic and diluted	$3.13	$(1.50)	$5.88	$(1.50)
Units used to compute net income per limited partner unit –
Common – basic	10,271,010	10,071,970	10,131,928	10,071,970
Common – diluted	10,453,910	10,071,970	10,195,566	10,071,970
Subordinated – basic and diluted	10,071,970	10,071,970	10,071,970	10,071,970
Adjusted EBITDA (2) (unaudited)	$30,014	$28,648	$105,266	$76,158
Other Financial and Operating Data (unaudited)
Capital expenditures	$5,266	$11,016	$18,580	$28,090
Total refined products volumes sold (gallons)	475,398	399,462	1,668,240	1,472,100
Total natural gas volumes sold (MMBtus)	16,166	13,667	54,430	51,979

1)	On December 9, 2014, the Partnership acquired all of the equity interests in Kildair through the acquisition of the equity interests of Kildair’s parent Sprague Canadian Properties LLC. As the acquisition of Kildair by the Partnership represents a transfer of entities under common control, the Consolidated and Combined Financial Statements and related information presented herein have been recast by including the historical financial results of Kildair for all periods that were under common control.
2)	Adjusted EBITDA represents EBITDA increased by unrealized hedging losses and decreased by unrealized hedging gains, in each case with respect to refined products and natural gas inventory and natural gas transportation contracts, and adjusted for bio-fuel excise tax credits.
3)	Net loss per unit for three months ended and year ended December 31, 2013, is only calculated for the Partnership after the IPO as no units were outstanding prior to October 30, 2013.

Sprague Resources LP

Summary Pro Forma Financial and Operating Data

(Including Kildair(1))

Three Months and Year Ended December 31, 2014 and 2013

	Three Months Ended		Year Ended
	December 31,		December 31,
		2013		2013
	2014	Predecessor	2014	Predecessor
	(unaudited)	Pro Forma (2) (unaudited)	(unaudited)	Pro Forma (2) (unaudited)
	($ in thousands)		($ in thousands)
Statement of Operations Data:
Net sales	$1,197,994	$1,276,301	$5,069,762	$4,683,349
Operating costs and expenses:
Cost of products sold	1,076,155	1,271,750	4,755,031	4,554,188
Operating expenses	17,199	12,829	62,993	53,273
Selling, general and administrative	22,159	15,515	76,420	55,212
Depreciation and amortization	5,167	4,044	17,625	16,515

Total operating costs and expenses	1,120,680	1,304,138	4,912,069	4,679,188

Operating income (loss)	77,314	(27,837)	157,693	4,161
Other (expense) income	(288)	(33)	(288)	568
Interest income	168	83	569	604
Interest expense	(8,103)	(8,773)	(29,651)	(28,079)

Income (loss) before income taxes	69,091	(36,560)	128,323	(22,746)
Income tax (provision) benefit	(3,503)	2,583	(5,509)	1,975

Net income (loss)	$65,588	$(33,977)	$122,814	$(20,771)

Adjusted EBITDA (3) (unaudited)	$30,014	$28,654	$105,266	$76,156

1)	On December 9, 2014, the Partnership acquired all of the equity interests in Kildair through the acquisition of the equity interests of Kildair’s parent Sprague Canadian Properties LLC. As the acquisition of Kildair by the Partnership represents a transfer of entities under common control, the Consolidated and Combined Financial Statements and related information presented herein have been recast by including the historical financial results of Kildair for all periods that were under common control.
2)	The unaudited pro forma information gives effect to certain pro forma adjustments as if they had occurred as of January 1, 2013. The adjustments are based upon available information and certain estimates and assumptions; therefore, actual adjustments will differ from the pro forma adjustments. Pro forma adjustments reflect the following:

a)	The pro forma adjustment for interest expense and deferred financing fees under the new credit agreement. The calculation is based on the monthly average working capital and acquisition facility multiplied by the decreases in the borrowing rate of 0.50% for borrowings under the working capital facility, less the increase of commitment fees due to the increased size of the facility.

b)	The elimination of corporate overhead charges from the Parent offset by increases in incentive compensation.

c)	The adjustments to reflect the conversion of the Predecessor to a partnership resulting in the elimination of all U.S. federal income taxes, as well as an adjustment of income taxes in certain state jurisdictions in which the partnership operates, and to record estimated taxes for the activities conducted by the Partnership at the applicable state statutory rates.

3)	Adjusted EBITDA represents EBITDA increased by unrealized hedging losses and decreased by unrealized hedging gains, in each case with respect to refined products and natural gas inventory and natural gas transportation contracts, and adjusted for bio-fuel excise tax credits.

Sprague Resources LP

Historical and Pro Forma Reconciliation of Net Income to EBITDA and Adjusted EBITDA

(Including Kildair(1))

Three Months and Year Ended December 31, 2014 and 2013

	Three Months Ended		Year Ended
	December 31,		December 31,
		2013		2013
	2014	Predecessor	2014	Predecessor
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	($ in thousands)		($ in thousands)
Reconciliation of net income (loss) to adjusted EBITDA:
Net income (loss)	$65,588	$(35,042)	$122,814	$(29,838)
Add/(Deduct):
Interest expense, net	7,935	8,985	29,082	30,310
Tax (benefit) expense	3,503	(1,819)	5,509	4,259
Depreciation and amortization	5,167	4,044	17,625	16,515

EBITDA (3)	$82,193	$(23,832)	$175,030	$21,246

Add: unrealized (gain) loss on inventory	241	8,487	(11,070)	4,188
Add: unrealized (gain) loss on natural gas transportation contracts	(52,420)	43,993	(58,694)	55,745
Deduct: Bio-fuel excise tax credits	—	—	—	(5,021)

Adjusted EBITDA (4)	$30,014	$28,648	$105,266	$76,158

	Three Months Ended		Year Ended
	December 31,		December 31,
		2013		2013
	2014	Predecessor	2014	Predecessor
	(unaudited)	Pro Forma (2) (unaudited)	(unaudited)	Pro Forma (2) (unaudited)
	($ in thousands)		($ in thousands)
Reconciliation of net income (loss) to adjusted EBITDA:
Net income (loss)	$65,588	$(33,977)	$122,814	$(20,771)
Add/(Deduct):
Interest expense, net	7,935	8,690	29,082	27,475
Tax (benefit) expense	3,503	(2,583)	5,509	(1,975)
Depreciation and amortization	5,167	4,044	17,625	16,515

EBITDA (3)	$82,193	$(23,826)	$175,030	$21,244

Add: unrealized (gain) loss on inventory	241	8,487	(11,070)	4,188
Add: unrealized (gain) loss on natural gas transportation contracts	(52,420)	43,993	(58,694)	55,745
Deduct: Bio-fuel excise tax credits	—	—	—	(5,021)

Adjusted EBITDA (4)	$30,014	$28,654	$105,266	$76,156

1)	On December 9, 2014, the Partnership acquired all of the equity interests in Kildair through the acquisition of the equity interests of Kildair’s parent Sprague Canadian Properties LLC. As the acquisition of Kildair by the Partnership represents a transfer of entities under common control, the Consolidated and Combined Financial Statements and related information presented herein have been recast by including the historical financial results of Kildair for all periods that were under common control.
2)	The unaudited pro forma information gives effect to certain pro forma adjustments as if they had occurred as of January 1, 2013. The adjustments are based upon available information and certain estimates and assumptions; therefore, actual adjustments will differ from the pro forma adjustments. Pro forma adjustments reflect the following:

a)	The pro forma adjustment for interest expense and deferred financing fees under the new credit agreement. The calculation is based on the monthly average working capital and acquisition facility multiplied by the decreases in the borrowing rate of 0.50% for borrowings under the working capital facility, less the increase of commitment fees due to the increased size of the facility.

b)	The elimination of corporate overhead charges from the Parent offset by increases in incentive compensation.

c)	The adjustments to reflect the conversion of the Predecessor to a partnership resulting in the elimination of all U.S. federal income taxes, as well as an adjustment of income taxes in certain state jurisdictions in which the partnership operates, and to record estimated taxes for the activities conducted by the Partnership at the applicable state statutory rates.

3)	EBITDA represents net income before interest, income taxes, depreciation and amortization.
4)	Adjusted EBITDA represents EBITDA increased by unrealized hedging losses and decreased by unrealized hedging gains, in each case with respect to refined products and natural gas inventory and natural gas transportation contracts, and adjusted for bio-fuel excise tax credits.

Sprague Resources LP

Pro Forma Reconciliation of Adjusted EBITDA to Distributable Cash Flow

(Including Kildair(1))

Three Months and Year Ended December 31, 2014 and 2013

	Three Months Ended		Year Ended
	December 31,		December 31,
		2013		2013
	2014	Predecessor	2014	Predecessor
	(unaudited)	Pro Forma (2) (unaudited)	(unaudited)	Pro Forma (2) (unaudited)
	($ in thousands)		($ in thousands)
Reconciliation of adjusted EBITDA to distributable cash flow:
Adjusted EBITDA (3)	$30,014	$28,654	$105,266	$76,156
Add/(Deduct):
Cash interest expense, net	(6,687)	(7,362)	(24,265)	(24,431)
Cash taxes	(1,350)	(1,220)	(3,042)	(6,156)
Maintenance capital expenditures	(4,231)	(2,971)	(8,290)	(7,680)
Estimated incremental selling, general and administrative expense of being a publicly traded partnership	—	(172)	—	(1,716)
Elimination of expense relating to incentive compensation and directors fees expected to be paid in common units	2,915	761	8,182	1,975
Other	4,711	7	6,102	609
Eliminate the effects of Kildair (4)	(4,206)	476	(9,056)	1,306

Distributable cash flow	$21,166	$18,173	$74,897	$40,063

1)	On December 9, 2014, the Partnership acquired all of the equity interests in Kildair through the acquisition of the equity interests of Kildair’s parent Sprague Canadian Properties LLC. As the acquisition of Kildair by the Partnership represents a transfer of entities under common control, the Consolidated and Combined Financial Statements and related information presented herein have been recast by including the historical financial results of Kildair for all periods that were under common control.
2)	The unaudited pro forma information gives effect to certain pro forma adjustments as if they had occurred as of January 1, 2013. The adjustments are based upon available information and certain estimates and assumptions; therefore, actual adjustments will differ from the pro forma adjustments. Pro forma adjustments reflect the following:

a)	The pro forma adjustment for interest expense and deferred financing fees under the new credit agreement. The calculation is based on the monthly average working capital and acquisition facility multiplied by the decreases in the borrowing rate of 0.50% for borrowings under the working capital facility, less the increase of commitment fees due to the increased size of the facility.

b)	The elimination of corporate overhead charges from the Parent offset by increases in incentive compensation.

c)	The adjustments to reflect the conversion of the Predecessor to a partnership resulting in the elimination of all U.S. federal income taxes, as well as an adjustment of income taxes in certain state jurisdictions in which the partnership operates, and to record estimated taxes for the activities conducted by the Partnership at the applicable state statutory rates.

3)	Adjusted EBITDA represents EBITDA increased by unrealized hedging losses and decreased by unrealized hedging gains, in each case with respect to refined products and natural gas inventory and natural gas transportation contracts, and adjusted for bio-fuel excise tax credits.
4)	To report distributable cash flow excluding Kildair for the periods that were under common control and prior to the Kildair acquisition on December 9, 2014.